POWER OF ATTORNEY

                                 WITH RESPECT TO
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                       AND
                 GLENBROOK LIFE VARIABLE LIFE SEPARATE ACCOUNT A


         Know all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Louis G. Lower, II and Michael
J. Velotta, each acting individually, his attorney-in-fact, with power of substitution and in any and all capacities, to sign any registration statements and amendments thereto for the Glenbrook Life and Annuity Company, Glenbrook Life Variable Life Separate Account and related Contracts and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                   April 23, 1999
                                   Date


                                   /s/Thomas J. Wilson, II
                                   Thomas J. Wilson, II
                                   Vice Chairman and Director